Exhibit (m)(2)

NARRATIVE FOR THE HYPOTHETICAL ILLUSTRATION 1

I. THE 0% GROSS CURRENT RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit. 55 Male, Standard NonSmoker, 55 Female, Preferred NonSmoker, Face: $1,000,000, Premium: $15,000.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $1,000,000 or 134% x $62,281.37
                     = $1,000,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4    $50,491.71
+ Annual Premium*                    $15,000.00
- Premium Expense Charge**           $   750.00
- Monthly Deduction***               $ 1,178.31
- Mortality & Expense Charge****     $   576.91
+ Hypothetical Rate of Return*****  -$   705.12
                                    -----------
=                                    $   62,281 (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**   Premium Expense Charge is 5% of each premium payment.

*** The monthly deduction is made up of a $20.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month     COI
-----   -------
   1    $ 28.16
   2    $ 28.16
   3    $ 28.17
   4    $ 28.18
   5    $ 28.18
   6    $ 28.19
   7    $ 28.20
   8    $ 28.20
   9    $ 28.21
  10    $ 28.21
  11    $ 28.22
  12    $ 28.23
Total   $338.31

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for years 1-10, 0.45% for years 11+.

***** The hypothetical gross rate of return is 0%. The average annual fund expenses are 1.10%. The monthly interest amounts earned for year 5 are:

Month   Interest
-----   --------
   1    $ (59.81)
   2    $ (59.62)
   3    $ (59.42)
   4    $ (59.23)
   5    $ (59.04)
   6    $ (58.85)
   7    $ (58.66)
   8    $ (58.47)
   9    $ (58.28)
  10    $ (58.10)
  11    $ (57.91)
  12    $ (57.72)
Total   $(705.12)

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $62,281.37
- Year 5 Surrender Charge       $18,694.05
                                ----------
=                               $   43,587 (rounded to the nearest dollar)

II. THE 6% GROSS CURRENT RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit. 55 Male, Standard NonSmoker, 55 Female, Preferred NonSmoker, Face: $1,000,000, Premium: $15,000.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $1,000,000 or 134% x $74,731.41
                     = $1,000,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4    $58,760.89
+ Annual Premium*                    $15,000.00
- Premium Expense Charge**           $   750.00
- Monthly Deduction***               $ 1,174.61
- Mortality & Expense Charge****     $   651.41
+ Hypothetical Rate of Return*****   $ 3,546.54
                                     ----------
=                                    $   74,731 (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**   Premium Expense Charge is 5% of each premium payment.

*** The monthly deduction is made up of a $20.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month     COI
-----   -------
   1    $ 27.91
   2    $ 27.90
   3    $ 27.90
   4    $ 27.90
   5    $ 27.89
   6    $ 27.89
   7    $ 27.88
   8    $ 27.88
   9    $ 27.87
  10    $ 27.87
  11    $ 27.86
  12    $ 27.86
Total   $334.61

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for years 1-10, 0.45% for years 11+.

***** The hypothetical gross rate of return is 6%. The average annual fund expenses are 1.10%. The monthly interest amounts earned for year 5 are:

Month   Interest
-----   --------
   1    $  292.41
   2    $  292.97

   3    $  293.54
   4    $  294.10
   5    $  294.67
   6    $  295.25
   7    $  295.82
   8    $  296.40
   9    $  296.97
  10    $  297.55
  11    $  298.14
  12    $  298.72
Total   $3,546.54

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $74,731.41
- Year 5 Surrender Charge       $18,694.05
                                ----------
=                               $   56,037 (rounded to the nearest dollar)

III. THE 12% GROSS CURRENT RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit. 55 Male, Standard NonSmoker, 55 Female, Preferred NonSmoker, Face: $1,000,000, Premium: $15,000.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $1,000,000 or 134% x $89,322.35
                     = $1,000,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4    $68,072.93
+ Annual Premium*                    $15,000.00
- Premium Expense Charge**           $   750.00
- Monthly Deduction***               $ 1,170.38
- Mortality & Expense Charge****     $   735.28
+ Hypothetical Rate of Return*****   $ 8,905.08
                                     ----------
=                                    $   89,322 (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**   Premium Expense Charge is 5% of each premium payment.

*** The monthly deduction is made up of a $20.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month     COI
-----   -------
   1    $ 27.63
   2    $ 27.61
   3    $ 27.59
   4    $ 27.58
   5    $ 27.56
   6    $ 27.54
   7    $ 27.52
   8    $ 27.51
   9    $ 27.49
  10    $ 27.47
  11    $ 27.45
  12    $ 27.43
Total   $330.38

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for years 1-10, 0.45% for years 11+.

***** The hypothetical gross rate of return is 12%. The average annual fund expenses are 1.10%. The monthly interest amounts earned for year 5 are:

Month    Interest
-----   ---------
   1    $  714.69
   2    $  719.54
   3    $  724.43
   4    $  729.36
   5    $  734.32
   6    $  739.33
   7    $  744.38
   8    $  749.47
   9    $  754.60
  10    $  759.77
  11    $  764.98
  12    $  770.23
Total   $8,905.08

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $89,322.35
- Year 5 Surrender Charge       $18,694.05
                                ----------
=                               $   70,628 (rounded to the nearest dollar)

NARRATIVE FOR THE HYPOTHETICAL ILLUSTRATION 2

I. THE 0% GROSS GUARANTEED RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit. 55 Male, Standard NonSmoker, 55 Female, Preferred NonSmoker, Face: $1,000,000, Premium: $15,000.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $1,000,000 or 134% x $61,000.95
                     = $1,000,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4    $49,493.00
+ Annual Premium*                    $15,000.00
- Premium Expense Charge**           $   750.00
- Monthly Deduction***               $ 1,483.30
- Mortality & Expense Charge****     $   566.43
+ Hypothetical Rate of Return*****  -$   692.31
                                    -----------
=                                    $   61,001 (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**   Premium Expense Charge is 5% of each premium payment.

*** The monthly deduction is made up of a $20.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month     COI
-----     ---
   1    $ 33.56
   2    $ 33.57
   3    $ 33.58
   4    $ 33.59
   5    $ 33.60

   6    $ 33.60
   7    $ 33.61
   8    $ 33.62
   9    $ 33.63
  10    $ 33.64
  11    $ 33.65
  12    $ 33.65
Total   $403.30

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 0%. The average annual fund expenses are 1.10%. The monthly interest amounts earned for year 5 are:

Month   Interest
-----   --------
   1    -$ 58.86
   2    -$ 58.65
   3    -$ 58.43
   4    -$ 58.22
   5    -$ 58.01
   6    -$ 57.80
   7    -$ 57.58
   8    -$ 57.37
   9    -$ 57.16
  10    -$ 56.95
  11    -$ 56.74
  12    -$ 56.53
Total   -$692.31

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $61,000.95
- Year 5 Surrender Charge       $18,694.05
                                ----------
=                               $   42,307 (rounded to the nearest dollar)

II. THE 6% GROSS GUARANTEED RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit. 55 Male, Standard NonSmoker, 55 Female, Preferred NonSmoker, Face: $1,000,000, Premium: $15,000.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $1,000,000 or 134% x $73,251.63
                     = $1,000,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4    $57,636.98
+ Annual Premium*                    $15,000.00
- Premium Expense Charge**           $   750.00
- Monthly Deduction***               $ 1,478.98
- Mortality & Expense Charge****     $   639.82
+ Hypothetical Rate of Return*****   $ 3,483.44
                                     ----------
=                                    $   73,252 (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**   Premium Expense Charge is 5% of each premium payment.

*** The monthly deduction is made up of a $20.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month     COI
-----   -------
   1    $ 33.27
   2    $ 33.27
   3    $ 33.26
   4    $ 33.26
   5    $ 33.25
   6    $ 33.25
   7    $ 33.25
   8    $ 33.24
   9    $ 33.24
  10    $ 33.23
  11    $ 33.23
  12    $ 33.23
Total   $398.98

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 6%. The average annual fund expenses are 1.10%. The monthly interest amounts earned for year 5 are:

Month    Interest
-----   ---------
   1    $  287.80
   2    $  288.24
   3    $  288.69
   4    $  289.14
   5    $  289.60
   6    $  290.05
   7    $  290.51
   8    $  290.96
   9    $  291.42
  10    $  291.88
  11    $  292.34
  12    $  292.80
Total   $3,483.44

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $73,251.63
- Year 5 Surrender Charge       $18,694.05
                                ----------
=                               $   54,558 (rounded to the nearest dollar)

III. THE 12% GROSS GUARANTEED RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit. 55 Male, Standard NonSmoker, 55 Female, Preferred NonSmoker, Face: $1,000,000, Premium: $15,000.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $1,000,000 or 134% x $87,614.59
                     = $1,000,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4    $66,811.19
+ Annual Premium*                    $15,000.00
- Premium Expense Charge**           $   750.00
- Monthly Deduction***               $ 1,474.01
- Mortality & Expense Charge****     $   722.47
+ Hypothetical Rate of Return*****   $ 8,749.88
                                     ----------
=                                    $   87,615 (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**   Premium Expense Charge is 5% of each premium payment.

*** The monthly deduction is made up of a $20.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month     COI
-----   -------
   1    $ 32.94
   2    $ 32.92
   3    $ 32.90
   4    $ 32.88
   5    $ 32.86
   6    $ 32.84
   7    $ 32.83
   8    $ 32.81
   9    $ 32.79
  10    $ 32.77
  11    $ 32.75
  12    $ 32.72
Total   $394.01

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 12%. The average annual fund expenses are 1.10%. The monthly interest amounts earned for year 5 are:

Month    Interest
-----   ---------
   1     $703.50
   2     $708.04
   3     $712.62
   4     $717.23

   5    $  721.89
   6    $  726.57
   7    $  731.30
   8    $  736.06
   9    $  740.87
  10    $  745.71
  11    $  750.59
  12    $  755.51
Total   $8,749.88

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $87,614.59
- Year 5 Surrender Charge       $18,694.05
                                ----------
=                               $   68,921 (rounded to the nearest dollar)